Sid Martin
     Biotechnology Development Institute


      INCUBATOR LICENSE AGREEMENT


THIS AGREEMENT, made this 26th  day of June 1995, between Ixion
Biotechnology, Inc. ("Licensee") and the University of Florida Research Foundation, Inc., a Florida not for profit corporation ("UFRFI") in Gainesville, Florida.

WHEREAS, the University of Florida ("University") has established the Biotechnology Development Institute ("BDI") which seeks to encourage the development of early-stage companies whose technology relates to the molecular life sciences by providing incubator resources which will foster that development (the "Incubator Program");  and

         WHEREAS, the BDI Building has been constructed at the Progress Park in Alachua, Florida, to provide facilities for the Incubator Program; and

WHEREAS, UFRFI has agreed to manage certain activities of the Incubator Program, including licensing and managing space in the BDI building, and other services as more particularly described herein; and

WHEREAS, Licensee has submitted an application for admission to the BDI Incubator Program and has submitted or is developing a business plan in support of that application; and

WHEREAS, UFRFI, upon review of Licensee's application and supporting documentation, has accepted Licensee's application for participation in the BDI Incubator Program; and

WHEREAS, Licensee is desirous of being the recipient of resources to be made available to the participants in the BDI Incubator Program;

NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement, the parties agree as follows:

1. License Grant. UFRFI grants to Licensee and Licensee hereby accepts a license to use the space or spaces located within the BDI Building, the exact location and area allowances of which are as indicated in Attachment A (the "Licensed Space"). UFRFI shall also make available the following resources and facilities:


(a) Shared Facilities.    UFRFI will provide a centralized
reception and administrative support suite and  limited secretarial services.
 Other services and facilities will include access to centralized mail handling, certain library and reference materials, a copying machine, a fax machine, and limited transportation between the BDI Building and the University campus. In addition, the BDI Building will contain a central instrumentation lab for common equipment usage, common use cold rooms, autoclaves, and dark room, a 600 sq. ft. greenhouse, support facilities for media preparation, small-scale fermentation experiments, and glassware washing. Such services and facilities will be made available to Licensee on a shared basis with other occupants of the BDI Building and others, and, as such, Licensee understands that UFRFI will make such services available on a reasonable, best efforts basis, as determined at the sole discretion of the BDI's Incubator Manager. The "Incubator Manager" is defined as the Assistant Director for R&D of the University's Biotechnology Program, or his or her designee.

(b)  "If Available" Shared Facilities.    UFRFI will provide
Licensee on an "if available" basis the use of a conference room within the BDI Building, together with certain audio visual equipment. On-campus meeting and conference rooms may be requested through the Incubator Manager.

(c) Communications Connections. UFRFI shall provide wiring and jacks for two (2) telephones and two (2) computer and network hook-ups within each office or lab in the Licensed Space. Licensee shall pay any additional costs associated with telephone, computer, or network services, including, but not limited to, monthly service charges, service initiation charges, voice mail charges, long distance charges, and e-mail or connect time charges. Any replacement or upgrading of equipment or service shall be at the expense of Licensee and only with the prior written approval of the Incubator Manager.

(d) Utilities. UFRFI shall provide Licensee with electric, gas, water, analytical grade deionized water, and sewer service for seven days per week of normal office or laboratory use. BDI shall also supply normal waste disposal during business days. Normal and reasonable janitorial service shall be provided by UFRFI. If Licensee makes excessive use of the facilities as determined by the Incubator Manager in his or her sole discretion, the costs of such excessive use shall be borne by Licensee as additional cash license fees as described below.

(e) Lab and Office Equipment. Upon request of Licensee, UFRFI shall use its best efforts to provide for use within Licensed Space the lab
and office equipment set forth on Attachment A.   Any changes in carpet,
installed equipment, or furnishings, or any structural changes in the Licensed Space shall be implemented only with the prior written approval of the Incubator Manager, and at the exclusive expense of Licensee.

(f) Core Laboratories and other Resources. UFRFI will use its best efforts, but does not guarantee, to provide Licensee with access to certain Biotechnology Program resources upon request by Licensee, including access to the Biotechnology Program Core Laboratory Services, and transportation for samples and reagents between campus-based laboratories and facilities and the BDI Building. Licensee may, at UFRFI's discretion, have access to disclosure, patent, or technology transfer training. Payment of service fees relating to such resources, if any, shall be the sole responsibility of Licensee.

(g) Damage to Facilities. In the event that any licensed facilities, equipment, or any other UFRFI or University property is damaged or destroyed through use, misuse, or negligence by Licensee, UFRFI may make the required repairs or replacement of damaged property and shall provide Licensee with an invoice representing the loss to UFRFI or the University (whether replaced or repaired or otherwise), said invoice to be due and payable by Licensee in accordance with its terms. In the event that normal maintenance is required for said facilities, equipment, or UFRFI or University property, Licensee shall notify the Incubator Manager, who is the sole person authorized to arrange for such service. The cost for any unauthorized repairs ordered by Licensee shall be borne exclusively by Licensee.

2. Scheduling of Use of University Campus Facilities. Licensee shall schedule the use of any University campus facilities only through the Incubator Manager.

3. License Fees; Term. The term of this Agreement and Licensee's obligation to pay a license fee (consisting of both a monthly cash payment and warrants to purchase Licensee's common stock shares) are as provided below. Additional warrants may be required if this Agreement is renewed as provided in this Section 3.

(a) License Fees.  Cash payments shall commence on the first day of August, 1995 , (the "Effective Date"), and thereafter the license fee shall be paid in equal monthly installments on the first day of each month during the term, in advance, to the UFRFI at its offices at 109 Grinter Hall, Gainesville, Florida 32611-2037, unless UFRFI designates another place. The license fee shall be paid without abatement, deduction, or set off for any reason. In the event that UFRFI has not completed renovations to the Licensed Space, if any, as agreed upon for Licensee's research activities, the Effective Date shall be that date on which UFRFI and Licensee agree that UFRFI
has completed the renovations agreed upon.    Any portion of the Licensed
Space or other space in the BDI Building that is occupied by Licensee prior to the Effective Date shall be subject to a monthly fee equivalent to an annual rate of $10.00 per square foot, payable monthly and commencing on the date of such occupancy.

The cash license fee during the term of this license shall be payable by Licensee in equal monthly installments, on or before the first day of each month and shall be as follows:

Initial Term:

From August 1, 1995, to July 31, 1996, $1,065.00 per month (of which $792.50 shall be paid in cash and $272.50 shall be deemed paid pursuant to Attachment F).

Renewal Terms:

From August 1, 1996, to July 31, 1997, $1,171.50 per month (of which $871.75 shall be paid in cash and $299.75 shall be deemed paid pursuant to Attachment F).


From August 1, 1997, to July 31, 1998, $1,278.00 per month (of which $951.00 shall be paid in cash and $327.00 shall be deemed paid pursuant to Attachment F).

(b) Term.  The initial term of the license shall be for 12 months following the commencement of the term as noted below and shall terminate on July 31, 1996, or on the last day of the month which is 12 months after the Effective Date, whichever is later. Licensee shall have the option of two additional one-year renewal terms, provided written notice of the exercise of said option is furnished to UFRFI at least 60 days prior to the expiration of
the current term.   Licensee's right to exercise such options is subject to
satisfactory progress on meeting its R&D milestones and business plan objectives, such progress to be determined in the sole discretion of BDI after reasonable consultation with Licensee. In the event this Agreement is extended, all of the terms and conditions contained herein shall apply to the renewal terms.

(c) Additional License Fees. Unless otherwise agreed to, the cost of any services or resources provided by BDI or the University not indicated in Section 1 above shall be borne by Licensee. Licensee shall be billed separately for said additional services or resources as additional cash license fees, payment for which shall be due and payable in accordance with the terms of the invoice therefor.

4. Warrants. Licensee intends to issue a Warrant to UFRFI to purchase shares of Licensee's common stock in further consideration for UFRFI's entering into this Agreement, and, except as provided in Section 5 herein, such Warrant shall remain in full force and effect without regard to whether this Agreement is terminated by either party for any reason.

(a) Warrant for Initial Term. As set forth in Section 3 above, and upon the terms and conditions set forth herein, as a part of the license fee, Licensee shall grant to UFRFI a Warrant to purchase shares of Licensee's common stock, in accordance with the provisions of Attachment B.
(b) Additional Warrants. As a condition of renewal of this license for additional terms of one year beyond the initial term of 12 months, Licensee shall grant to UFRFI additional warrants to purchase shares of Licensee's common stock for each renewal term. The number of shares, term, and warrant exercise price of such Warrants will be determined by good faith negotiation prior to the commencement of renewal terms.

(c) Anti-dilution, Term, and Other Provisions. Other terms of the Warrant shall be as set forth in the Warrant Agreement in Attachment B.


5. Termination. The facilities, equipment, and Licensed Space licensed hereunder are licensed for the purpose of furthering Licensee's business objectives as approved by UFRFI. Pertinent portions of Licensee's business plan, including its business objectives and financial progress reports are attached as Attachment C.

(a) Not a Lease. The parties understand that this Agreement constitutes a license, not a lease, and that the relationship of the parties hereunder is that of licensor and licensee, and not that of landlord and tenant. As such, UFRFI reserves the right to change space assignments or to terminate this Agreement by written notice if the assigned space does not function as a place of business for more than one week, or if Licensee in UFRFI's sole discretion no longer meets the criteria for participation in the Incubator Program. Notwithstanding Section 15 below, if UFRFI has reason to believe at any time that Licensee is no longer following its business plan as approved by UFRFI, UFRFI, in its sole discretion, may review Licensee's status. If, in UFRFI's sole discretion, Licensee's current status is not in material accord with its business plan, UFRFI may terminate this Agreement.

(b) Default; Notice of Termination. Should either party be in default in connection with any material terms or conditions stated within this Agreement, then the other party shall have the right to terminate this Agreement upon ten business days' written notice, if the other party does not correct such situation within the said ten day period. Further, either party may terminate this Agreement, with or without cause, upon 60 days' written notice. This Section 5 does not relieve either party of any outstanding obligations incurred pursuant to this Agreement.

(c) Consequences of Certain Terminations. If this Agreement is terminated by BDI, through no fault of Licensee, within one year of its Effective Date, the number of Licensee's shares of stock which UFRFI is entitled to purchase per paragraph 4 during the initial term shall be reduced on a pro rata basis.

6. Indemnification. Licensee shall at all times during the term of this Agreement and thereafter, indemnify, defend, and hold UFRFI and the University, their trustees, officers, employees, and affiliates (the "Indemnities"), harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, whether arising from a third party claim or resulting from UFRFI's enforcing this indemnification clause against Licensee, or arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense, or liability of any kind whatsoever resulting from the Licensee's occupancy of the Licensed Space, the use of any University services or resources, arising from any right or obligation of Licensee hereunder, or arising out of Licensee's business plan, or research involving, without limitation, the use of animals, human subjects, or biohazardous materials. This indemnification shall not apply to any liability, damage, loss, or expense to the extent that it is attributable to the negligence or intentional wrongdoing of the Indemnities.
Licensee shall, at its own expense, provide attorneys reasonably acceptable to UFRFI to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether such actions are rightfully brought.
7. Insurance. During the term of this Agreement, Licensee shall, at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance naming the Indemnities as additional insureds.

(a) Comprehensive General Liability. The comprehensive general liability insurance shall provide broad form contractual liability coverage for Licensee's indemnification under this Section 6 in the following minimum amounts:

(i)  comprehensive liability (personal injury, including death):
$1,000,000, per claim and $5,000,000 per occurrence; and

(ii) property damage: $1,000,000 per claim and $5,000,000 per occurrence.

(b) Self-Insurance. If Licensee elects to self-insure, such self-insurance program must be acceptable to UFRFI.

(c) Other Insurance. Licensee shall obtain and keep in force all worker's compensation insurance required under the laws of the State of Florida, and such other insurance as may be necessary to protect Indemnities against any other liability of person or property arising hereunder by operations of law, whether such law is now in force or is adopted subsequent to the Effective Date.

(d) Cancellation; Replacement Insurance.  Licensee shall provide
UFRFI with written evidence of such insurance upon request, and shall provide UFRFI with written notice at least 45 days prior to the cancellation, non-renewal, or material change in such comprehensive general liability insurance; if Licensee does not obtain replacement insurance providing comparable coverage within such 45 day period or provide self-insurance satisfactory to UFRFI, UFRFI shall have the right to terminate this Agreement.

(e) Assumption of Risk. Each party assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of that party and the officers, employees and agents thereof.

(f) Non-exclusive Remedies. Nothing contained herein shall be construed or interpreted as denying to either party any remedy or defense available to such party under the laws of the State of Florida; the consent of the State of Florida.

8.   Destruction of Space.  If the Licensed Space is totally destroyed
(or so substantially damaged as to be unhabitable) by storm, fire, earthquake, or other casualty, this Agreement shall terminate as of the date of such destruction or damage, and license fees shall be accounted for as between UFRFI and Licensee as of that date. If the Licensed Space is damaged but not rendered wholly unhabitable by any such casualty or casualties, license fees shall abate in such proportion as the use of the Licensed Space has been destroyed until UFRFI has restored the Licensed Space to substantially the same condition as before damage, whereupon full license fees shall commence. Nothing contained herein shall require UFRFI to make such restoration, however, if not deemed advisable in its judgment. UFRFI shall make its intentions to restore or not to restore said Licensed Space to original condition known to Licensee in writing, within ninety (90) days of such occurrence. If UFRFI decides against such reconstruction or fails to provide such notice, Licensee may, at its option, cancel this Agreement.

9. Maintenance; Survey. The Licensed Space shall be maintained in its original condition to the satisfaction of UFRFI, normal wear and tear excepted. Prior to the Effective Date, a joint survey of the Licensed Space and equipment, indicating its exact condition, shall be made by representatives of both Licensee and UFRFI. A written report of said survey shall be attached hereto and be made also upon termination of this Agreement.
 In the event that the facilities incur any loss or damage, Licensee shall return the Licensed Space to its original condition to the satisfaction of UFRFI. Otherwise, UFRFI shall make the required repairs or replacement of damaged property, and shall provide Licensee with an invoice due and payable in accordance with its terms. Licensee, under this Section, is deemed to have accepted the Licensed Space in the condition existing on the Effective Date. Licensee is not liable for losses or damage to the License Space, furnishings, or equipment due to the sole negligence of UFRFI or the University.

10. Security Deposit. Licensee shall pay to UFRFI a sum equal to one month's cash license fee (as provided in Section 3 hereof) as further consideration for this Agreement. The aforesaid sum is held by UFRFI as a non-interest bearing security for the full, faithful, and punctual performance by Licensee of the terms, covenants, and conditions of this Agreement.

(a) Application of Security. If, at any time, Licensee fails to fully, faithfully, and punctually perform any of the terms, covenants, and conditions contained herein, then UFRFI may apply any part or the whole of said security to indemnify UFRFI for any damage it may have suffered or will suffer because of such failure to perform by the Licensee; and UFRFI shall in no way be precluded from recovering in addition to the said security, any other damages or expenses that UFRFI may suffer by reason of any violation by Licensee of Licensee's terms, covenants, and conditions contained herein.

(b) Return of Security. If this Agreement is terminated prior to the expiration of the term hereof by agreement of the parties, or in accordance with the terms of this license, and the Licensee has fully, faithfully, and punctually performed all of the Licensee's obligations hereunder up to the date of the termination, then the security deposit described herein shall be returned by UFRFI to Licensee.

11. Interruption of Business. Except as specified in Section 8, neither the University nor UFRFI shall be responsible to Licensee for any damages or inconvenience caused by interruption of business or inability to occupy the Licensed Space for any reason whatsoever, providing that, Licensee shall be credited with the cash license fee on a pro rata basis for any working day period, if the business interruption is due to circumstances caused by UFRFI that are not in the normal course of business or that are not a part of normal operating procedures at the BDI Building.

12. No Assignment. This Agreement is not assignable without the prior written consent of UFRFI, and any attempt to do so shall be void.

13.  Qualification for Incubator; Non-Interference; Animal or Human
Research; Toxic Materials. Licensee's admittance to the Incubator Program is based, in part, on UFRFI's review of Licensee's business concept, objectives, and plans. Use of the Licensed Space and other facilities, furnishings, equipment, and services made available to Licensee by UFRFI or the University shall be in furtherance of Licensee's business concept, objectives, and plans, and shall not be in furtherance of any illicit or illegal purposes, or purposes not consistent with Licensee's business concept, objectives, and plans. Licensee's use of the Licensed Space and the equipment, furnishings, and services available under this Agreement shall not interfere, in any manner, with use by other licensees or occupants of nearby facilities and equipment. Research involving the use of animals, human subjects, or the use of hazardous or toxic materials by Licensee is not permitted unless consented to in writing by BDI, and then only in the manner prescribed by UFRFI. UFRFI reserves the right to approve in its sole discretion Licensee's use of the Licensed Space and available equipment and services. Approval of the effort outlined in this Agreement is acknowledged by the signing of this Agreement by UFRFI.

14.  Compliance with University and UFRFI Policies; Requirements.
Licensee shall comply with all applicable UFRFI or University rules or policies, including policies relating to human and animal subjects, recombinant DNA/RNA practices, biohazards, and radiation safety, as well as federal, state, or local laws, ordinances, codes, rules, permits, licensing conditions, and regulations, including any amendments thereto (collectively, the "Requirements"), in its use of the Licensed Space, and shall procure, at its expense, any licenses, permits, insurance, and government approvals necessary to the operation of its business.

(a) Certain Federal Statutes.   "Hazardous substance" as used
herein includes any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. s 9601, et seq., including any amendments thereto ("CERCLA"), any substance, waste, or other material considered hazardous, dangerous, or toxic under any of the Requirements, petroleum and petroleum products, and natural gas. "Release" as used herein means any intentional or unintentional spilling, pumping, emitting, emptying, discharging, escaping, leading, dumping, disposing, or abandonment of any hazardous substance. Licensee shall comply with all Requirements governing the discharge, release, emission, or disposal of any hazardous substance and prescribing methods for or other limitations on storing, handling, or otherwise managing hazardous substances including, but not limited to, the then-current versions of the following federal statutes, any Florida analogs, and the regulations implementing them: the Resource Conservation and Recovery Act (42 U.S.C. s 6901, et seq.); CERCLA; the Clean Water Act (33 U.S.C. s 1251, et seq.); the Clean Air Act (42 U.S.C. S 7401, et seq.); and the Toxic Substances Control Act (15 U.S.C. S 2601, et seq.). Licensee shall comply with all requirements of the Animal Welfare Act (7 U.S.C. S 2131, et seq.) as the same may be amended, and all similar federal, state, and local laws, codes, ordinances, and regulations.

(b) Hazardous Substances; Disposal. Licensee covenants and agrees that it will not use or allow the Licensed Space to be used for the storage, use, treatment, disposal, or other handling of any hazardous substance without the prior written consent of UFRFI. Attached to the License as Attachment C is a list prepared by Licensee identifying the hazardous substances which Licensee intends to use and store in the premises, and setting forth the quantity, use, and location thereof. BDI hereby permits Licensee to use and store the hazardous substances set forth on Attachment D within the Licensed Space, provided that Licensee complies in all respects with the Requirements and this Section and that such hazardous substances are not disposed of in the sanitary sewer system of the BDI Building unless the Requirements permit and the BDI has consented to such method of disposal in writing, having determined in UFRFI's sole and absolute discretion that such disposal will not harm the sanitary sewer piping. Licensee shall request in writing UFRFI's written approval before any additional hazardous substance use, handling, treatment, storage, or disposal in the Licensed Space is undertaken. Such request shall set forth a description of the hazardous substance involved, the maximum quantity to be present in the Licensed Space at any time, its location within the Licensed Space, and its use in Licensee's business.

(c) Violations. Licensee shall take all steps necessary to remedy any violation of any Requirements by the Licensee whether or not a citation or other notice of violation has been issued by a governmental authority. Licensee shall at its own expense, promptly contain and remediate any release of hazardous substances arising from or related to Licensee's hazardous substance activity to the Licensed Space, the BDI Building, or the environment and remediate any resultant damage to the property, persons, or the environment.

(d) Environmental Inspections. UFRFI reserves the right to periodically conduct an environmental and safety inspection of the Licensed Space and areas beyond such space, where necessary, such as the HVAC system and the laboratory exhaust venting system. The scope of such inspection may include, but not be limited to, having the fume hoods tested and inspected. Licensee shall give prompt written notice to UFRFI of any release of any hazardous substance in the Licensed Space, the BDI Building or the environment not made in conformance with the Requirements, including a description of remediation measures and any resulting damage to persons, property, or the environment. Licensee shall upon expiration or termination of this License, surrender the Licensed Space to UFRFI free from the presence and contamination of any hazardous substance. Following any breach by Licensee of the Requirements of this Section, or any reasonable safety or environmental concern by UFRFI, UFRFI may withdraw its consent to Licensee's hazardous substance activity (or any portion thereof) by written notice to Licensee. Licensee shall terminate its hazardous substance activity immediately upon notice and remove all hazardous substances from the Licensed Space within 15 days from the date of such notice unless such breach or concern is promptly addressed and corrected by Licensee to UFRFI's sole satisfaction. Licensee shall indemnify, hold harmless and (at UFRFI's option) defend the University or UFRFI, their agents and employees, from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred, or suffered by such parties in connection with loss of life, personal injury, or damage to property of the environment arising, directly or indirectly, wholly or in part from any conduct, activity, act, omission, or operation involving the use, handling, generation, treatment, storage, disposal, other management or release of any hazardous substance at, from, or to the Licensed Space, whether or not Licensee has acted negligently with respect to such hazardous substance. Licensee's obligations and liabilities hereunder shall survive the expiration or other termination of this License

15. UFRFI's Control of Facilities. Notwithstanding anything to the contrary herein, UFRFI reserves the right at all times to control all facilities licensed hereunder, and to enforce all applicable necessary laws, rules, and regulations.

16. Business Plan and R&D Review. At the request of UFRFI, but not more frequently than at six month intervals, Licensee agrees to review its current and prospective business plan and R&D program status with UFRFI. Progress may be monitored in relation to the previous most recent plans which have been reviewed and approved by both Licensee and UFRFI. If, in UFRFI's sole discretion, the Licensee's current status is not sufficiently in accord with the most recent previously reviewed plans, UFRFI may give written notice of default in accordance with Section 5 above.

17. Locks. UFRFI will install all locks attached to the Licensed Space and provide two keys for each lock to Licensee. UFRFI, through its agent , BDI, will have keys to all locks, and may enter the Licensed Space at reasonable times, for inspection, maintenance or repair, or for any other necessary reason. Entry for other than normal maintenance and inspection activities shall be preceded by appropriate notice to Licensee. In the event of an emergency, notice will be given at the first reasonable opportunity, even after the fact.

18. Right to Remove Property. Unless in default of contract, Licensee shall have the right to remove any equipment, goods, fixtures, and other property which it has placed or affixed within or to the Licensed Space, provided Licensee repairs damage caused by such removal. Licensee shall not remove improvements made to the facilities or Licensed Space by UFRFI or on behalf of UFRFI during this Agreement.

19. Use of Names. Licensee shall not use the names of BDI, the University, or UFRFI nor of any of such institution's employees, nor any adaptation thereof, in any advertising, promotional, or sales literature without prior written consent obtained from UFRFI in each case, except that Licensee may state that it is a licensee of UFRFI pursuant to this Agreement, that it is a participant in the Incubator Program, and, where relevant, that UFRFI is the owner of warrants for, or shares of, its common stock.
Licensee will cooperate fully with UFRFI to publicize the Incubator Program and Licensee's participation in such program.

(a) Request for Consent to Use of Names.  Requests for consent
from UFRFI shall be sent to the Incubator Manager.   Notwithstanding the
foregoing, the University and UFRFI consent to references to them pursuant to any requirements of applicable law or governmental regulations, provided that, in the event of any such disclosure, Licensee shall afford UFRFI the prior opportunity to review the text of such disclosure. Licensee shall use its best efforts to comply with any reasonable requests by UFRFI regarding changes.

(b) Consent Deemed Granted. Where consent of a party is required under this Section, such consent shall be deemed granted if no written objection (or oral objection, confirmed immediately in writing) is received by the requesting party on or before the twentieth calendar day following the date a written request for consent was received by the requested party. For the purposes of this Section only, a item shall be deemed received as follows:
(i) if hand delivered, upon delivery; (ii) if sent by electronic mail, upon confirmation by the sending carrier that the message was deposited to the addressee's mailbox; (iii) if sent by registered mail, return receipt requested, upon signing by the receiving party; or (iv) if sent by ordinary mail in the United States, postage prepaid, and addressed as set forth below, on the fifth calendar day after deposit in the mail.

20. No Partnership. Nothing contained in this Agreement shall create any partnership or joint venture between the parties. Neither party may pledge the credit of the other or make any binding commitment on the part of the other.

21. Miscellaneous. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof. The titles herein are for convenience only. This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the State of Florida.

22. Notices. Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

In the case of UFRFI:

President,  University of Florida Research Foundation, Inc.
109 Grinter Hall
Gainesville, Florida  32611

PLEASE  MAKE  ALL  CHECKS  PAYABLE  TO:

University of Florida Research Foundation, Inc.
109 Grinter Hall
Gainesville, Florida  32611






In the case of Licensee:

     Ixion Biotechnology, Inc.
     12085 Research Drive
     Alachua, FL 32615
     Attn: Chairman or President

23. Inventions, Improvements, and Discoveries. Any inventions, improvements, or discoveries patentable or unpatentable, which are conceived or made solely by one or more employees of Licensee, whether developed in the BDI Building or through the use of other facilities, equipment, or services, access to which is provided under this Agreement, shall be the sole property of Licensee. All rights and title to all inventions, improvements, or discoveries, which are generated jointly by one or more employees of the University and one or more employees of Licensee shall belong to the University unless subject to the terms and conditions of a superseding agreement.

24.  Confidentiality.    UFRFI will use its best efforts to prevent the
dissemination of any proprietary information related to work of the Licensee unless authorized to do so in writing by Licensee. UFRFI shall have, however, the right to disclose Licensee's activities in a general, descriptive manner.

IN WITNESS WHEREOF, the parties have executed this License Agreement as of the date first above written.


University of Florida Research Foundation, Inc.

By:__________________________________________
       Karen A. Holbrook, Ph.D.
      Vice President for Research




Licensee: Ixion Biotechnology, Inc.

By__________________________________________
     Weaver H. Gaines
     Chairman and Chief Executive Officer






     ATTACHMENT A


     LICENSED SPACE

1)  See attached highlighted floor plan for office and laboratory location

2) Address: 12085 Research Drive
                    Alachua, Fl 32615

3) Lab Space: Room 168:  951 square feet
    Office Space: Entrepreneurial office #1: Room 126: 188 square feet
                           Entrepreneurial office #2: Room 125: 139 square
feet

Total square feet:  1278 square feet

4) Office and Laboratory equipment: Upon request of Licensee, UFRFI shall use its best efforts to provide for use within the Licensed Space furniture and equipment as follows:

  (I) in the laboratory: 2 small desks with carrels, 2 four-drawer letter-sized file cabinets, 3 lab stools; 2 desk chairs; 2 waste baskets; 1 book case; a chemical fume hood; and a biological fume hood

 (II) in the entrepreneurial offices: 1 credenza (keyhole type with 2 sets of file drawers on either side); 1 six- shelf, 6-foot bookcase; 1 chair pad, 1 wastebasket; 1 five-foot bookcase with six shelves; 2 desks with carrels; 2 desk chairs; 3 four-drawer letter-sized file cabinets (one must be locking); 2 wastebaskets.

Such furnishings and equipment shall be selected by UFRFI.


ATTACHMENT B

     WARRANT AGREEMENT


     ATTACHMENT C


     EXTRACTS FROM BUSINESS PLAN


Reference is made to the Private Placement Memorandum of Ixion
Biotechnology Inc., dated January 30, 1995, as stickered, dated February 17, 1995, which is incorporated herein by reference.



ATTACHMENT D


     LIST OF HAZARDOUS SUBSTANCES






     ATTACHMENT E

     ANIMAL SAFETY AND COMPLIANCE







     ATTACHMENT  F

     SUPPLEMENTAL NOTES

To the degree that Weaver H. Gaines supplies consulting services at reasonable times upon request, to the satisfaction of the Biotechnology Program, the rent for both entrepreneurial offices will be deemed paid.